AMENDMENT TO LETTER OF INTENT

This AMENDMENT TO LETTER OF INTENT (this “Amendment”), dated as of April 25, 2006 (the “Effective Date”) is entered into by and between Ameralink, Inc., a Nevada corporation, (“AL), and 518 Media, Inc., a California corporation (“518”).

R E C I T A L S

WHEREAS, AL and 518 entered into that certain Letter of Intent dated February 22, 2006 (the “Letter of Intent”); and

WHEREAS, AL and 518 each desire to modify the Letter of Intent in order to extend the term of the Letter of Intent as set forth in this Amendment and have agreed to execute and deliver this Amendment on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and mutual agreements contained herein and in the Letter of Intent, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    Miscellaneous. For all purposes of this Amendment, except as otherwise expressly provided or unless the context otherwise requires, (a) unless otherwise defined herein, all capitalized terms used herein shall have the meanings attributed to them by the Letter of Intent, (b) the capitalized expressly defined in this Amendment have the meanings assigned to them in this Amendment and include (i) all genders and (ii) the plural as well as the singular, (c) all references to words such as “herein”, “hereof” and the like shall refer to this Amendment as a whole and not to any particular article or section within this Amendment, (d) the term “include” and all variations thereon shall mean “include without limitation”, and (e) the term “or” shall include “and/or”.

2.    Amendment to Section 4. As of the Effective Date, Section 4 shall be amended and restated in its entirety to read as follows:

5.    Term. This Letter of Intent shall remain effective until June 30, 2006.

3.    No Other Changes. Except as expressly modified or amended in this Amendment, all of the terms, covenants, provisions, agreements and conditions of the Letter of Intent are hereby ratified and confirmed in every respect and shall remain unmodified and unchanged and shall continue in full force and effect.

4.    Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

5.    Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of California.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this AMENDMENT TO LETTER OF INTENT as of the date first above written.

AMERALINK, INC.:

By:	s/ Robert Freiheit
Name: Robert Freiheit
Title: President

518 MEDIA, INC.:

By:	/s/ Peter Langs
Name: Peter Langs
Title: CEO/President